Exhibit 99.1

Seneca Meadows, Inc.

Financial Statements

Years ended December 31, 2002, 2001 and 2000

Report of Independent Auditors

The Board of Directors

Seneca Meadows, Inc.

We have audited the accompanying balance sheets of Seneca Meadows, Inc. as of December 31, 2002 and 2001, and the related statements of income, stockholder’s deficit, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seneca Meadows, Inc. at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

September 30, 2003

Fort Worth, Texas

Seneca Meadows, Inc.

Balance Sheets

	December 31,
	2002	2001
Assets
Current assets:
Cash and cash equivalents	$6,742,432	$2,657,313
Accounts receivable-trade, less allowance of $132,000 and $95,000 at December 31, 2002 and 2001, respectively	6,018,852	6,581,129
Accounts receivable-related party	—	100,053
Prepaid expenses and other current assets	56,160	380,579
Total current assets	12,817,444	9,719,074

Property and equipment, net of accumulated depreciation and depletion of $39,350,000 and $33,090,000 at December 31, 2002 and 2001, respectively	7,057,482	2,832,359
Restricted investments held for landfill closure/post closure obligations	24,138,509	24,980,601
Interest receivable-restricted investments	382,719	401,422
Other assets	45,000	45,000
Total assets	$44,441,154	$37,978,456

Liabilities and stockholder’s deficit
Current liabilities:
Accounts payable-trade	$1,538,535	$1,324,422
Accrued expenses and other current liabilities	499,946	286,605
Current portion of long-term debt	1,113,608	291,853
Total current liabilities	3,152,089	1,902,880

Long-term debt	475,014	238,034
Accrued environmental and landfill costs	48,300,834	43,133,453
Other liabilities	77,722	77,722
Total liabilities	52,005,659	45,352,089

Commitments and contingencies
Stockholder’s deficit:
Common stock, par value $.001 at December 31, 2002 and 2001, respectively: Authorized shares: Class A-200, Class B - 6,000,000 at December 31, 2002 and 2001; issued shares: Class A - 1, Class B - 33,360 at December 31, 2002 and 2001; outstanding shares: Class A - 1, Class B - 26,820 at December 31, 2002 and 2001	33	33
Treasury stock, at cost, 6,540 shares at December 31, 2002 and 2001	(3,433,337)	(3,433,337)
Accumulated deficit	(5,919,836)	(4,869,745)
Cumulative other comprehensive income	1,788,635	929,416
Total stockholder’s deficit	(7,564,505)	(7,373,633)

Total liabilities and stockholder’s deficit	$44,441,154	$37,978,456

See accompanying notes.

Seneca Meadows, Inc.

Statements of Income

	Year ended December 31,
	2002	2001	2000

Services revenue	$47,747,066	$38,728,517	$33,933,356
Costs and expenses:
Operating	14,451,006	15,148,881	8,533,395
General and administrative	4,255,438	4,627,777	3,689,488
Depreciation and depletion	7,202,637	5,687,508	6,026,424
	25,909,081	25,464,166	18,249,307

Income from operations	21,837,985	13,264,351	15,684,049
Interest income, net	1,080,227	1,285,239	1,324,212
Other expense	(77,261)	(9,534)	(57,368)

Net income	$22,840,951	$14,540,056	$16,950,893

See accompanying notes.

Seneca Meadows, Inc.

Statements of Stockholder’s Deficit

	Common Stock			Treasury Stock		Other
	Shares	Par Amount	Accumulated Deficit	Shares	Cost	Comprehensive Income	Total

Balance at December 31, 1999	33,361	$33	$(4,005,274)	6,540	$(3,433,337)	$(145,106)	$(7,583,684)

Comprehensive income:
Net income	—	—	16,950,893	—	—	—	16,950,893
Unrealized gain on market value of investments held for sale	—	—	—	—	—	1,016,831	1,016,831
Comprehensive income	—	—	—	—	—	—	17,967,724
Distributions to shareholder	—	—	(16,618,895)	—	—	—	(16,618,895)
Balance at December 31, 2000	33,361	33	(3,673,276)	6,540	(3,433,337)	871,725	(6,234,855)

Comprehensive income:
Net income	—	—	14,540,056	—	—	—	14,540,056
Unrealized gain on market value of investments held for sale	—	—	—	—	—	57,691	57,691
Comprehensive income	—	—	—	—	—	—	14,597,747
Distributions to shareholder	—	—	(15,736,525)	—	—	—	(15,736,525)
Balance at December 31, 2001	33,361	33	(4,869,745)	6,540	(3,433,337)	929,416	(7,373,633)
Comprehensive income:
Net income	—	—	22,840,951	—	—	—	22,840,951
Unrealized gain on market value of investments held for sale	—	—	—	—	—	859,219	859,219
Comprehensive income	—	—	—	—	—	—	23,700,170
Distributions to shareholder	—	—	(23,891,042)	—	—	—	(23,891,042)

Balance at December 31, 2002	33,361	$33	$(5,919,836)	6,540	$(3,433,337)	$1,788,635	$(7,564,505)

See accompanying notes.

Seneca Meadows, Inc

Statements of Cash Flows

	Years ended December 31,
	2002	2001	2000

Operating Activities
Net income	$22,840,951	$14,540,056	$16,950,893
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and depletion	7,202,637	5,687,508	6,026,424
Realized (gain) loss on sale of securities	(163,509)	(5,929)	6,144
Gain on sale of assets	—	—	(149,162)
Provision for doubtful accounts	37,000	40,000	5,000
Other	—	64,500	—
Changes in operating assets and liabilities:
Accounts receivable, net	825,349	(2,971,218)	(215,608)
Prepaid expenses and other current assets	124,401	(97,383)	92,723
Accounts payable	214,113	(766,091)	(116,850)
Accrued expenses and other liabilities	213,341	(141,370)	100,086
Closure and post-closure provision	1,652,842	1,313,831	1,260,684
Environmental remediation provision	3,660,778	5,043,454	441,669
Environmental remediation expenditures	(146,239)	(204,693)	(120,708)

Net cash provided by operating activities	36,461,664	22,502,665	24,281,295

Investing Activities:
Purchases of property and equipment	(9,425,997)	(5,859,103)	(5,834,574)
Sales (purchases) marketable securities	1,883,522	(1,126,753)	(1,115,810)
Proceeds from sale of assets	—	—	230,000
Net cash used in investing activities	(7,542,475)	(6,985,856)	(6,720,384)

Financing Activities:
Payments on long-term debt	(943,028)	(796,818)	(998,910)
Distributions to shareholder	(23,891,042)	(15,736,525)	(16,618,895)
Net cash used in financing activities	(24,834,070)	(16,533,343)	(17,617,805)

Net increase (decrease) in cash and cash equivalents	4,085,119	(1,016,534)	(56,894)
Cash and cash equivalents at beginning of year	2,657,313	3,673,847	3,730,741

Cash and cash equivalents at end of year	$6,742,432	$2,657,313	$3,673,847

Supplemental Disclosure:
Cash paid for interest	$35,771	$22,479	$44,520
Cash paid for income taxes	$102,125	$213,379	$200,861
Non-cash Investing and Financing Activities:
Assets acquired by debt	$2,001,762	$406,709	$960,134

See accompanying notes.

Seneca Meadows, Inc.

Notes to Financial Statements

December 31, 2002, 2001 and 2000

1. Business and Organization

Seneca Meadows, Inc. (the Company) provides disposal services for non-hazardous, municipal solid waste (MSW) through the operation of its Seneca Meadows Landfill. During all periods covered, the Company was an S corporation.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements include the accounts of the Company accounted for using the accrual method of accounting which recognizes income when earned and expenses when incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes. Actual results could differ from these estimates and assumptions.

As it relates to estimates and assumptions in rates per ton, significant engineering and accounting input is required. The Company reviews these estimates and assumptions not less than annually. In many circumstances, the ultimate outcome of the estimates and assumptions may not be known for decades into the future. Actual results could differ materially from these estimates and assumptions due to changes in environmental-related regulations, changes in future operational plans, and inherent imprecision associated with estimating environmental matters so far into the future.

Airspace Amortization and Final Closure / Post-Closure Rate Per Unit

The Company expenses amounts for landfill airspace usage and landfill final closure and post-closure costs for each unit of waste accepted for disposal at its landfill. In determining the amount to expense for each unit of waste accepted, the Company estimates the total cost to develop the landfill site to its final capacity and the total final closure and post-closure costs for the landfill site. The Company’s engineers also estimate the capacity of the landfill. The expense for each unit is then calculated based on the total costs remaining to be provided and the total remaining capacity. Estimates for projected landfill site costs and for final closure and post-closure costs are developed using input from the Company’s engineers and accountants and are reviewed by management, typically at least once per year.

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS No. 143), Accounting for Asset Retirement Obligations.  SFAS No. 143 applies to all legally enforceable obligations associated with the retirement of tangible long-lived assets and provides the accounting and reporting requirements for such obligations. SFAS No. 143 requires amounts initially recognized as an asset retirement obligation to be measured at fair value. The recognized asset retirement cost is capitalized as part of the cost of the asset and is depreciated over the useful life of the asset.

SFAS No. 143, which will primarily impact the accounting for the Company’s landfill operations, does not change the basic landfill accounting followed historically by us along with others in the waste industry. In general, the waste industry has recognized expenses associated with both amortization of capitalized costs and future closure and post-closure obligations on a units-of-consumption basis as airspace is consumed over the life of the related landfill. This practice, referred to as life cycle accounting within the waste industry, will continue to be followed upon adoption of SFAS No. 143, except as discussed below.

Under the new rules, costs associated with future final capping activities that occur during the operating life of a landfill, which are currently recognized on an undiscounted basis over the operating life of the landfill as airspace is consumed, will be accounted for as an asset retirement obligation, on a discounted basis. The Company expects to recognize landfill retirement obligations that relate to closure and post-closure activities over the operating life of a landfill as landfill airspace is consumed and the obligation is incurred. The Company expects to recognize its final capping obligations on a discrete basis for each expected future final capping event over the number of tons of waste that each final capping event is expected to cover. These obligations will be initially measured at estimated fair value. Fair value will be measured on a present value basis, using a credit-adjusted, risk-free rate, initially 7.0%. Interest will be accreted on all landfill retirement obligations using the effective interest method. Landfill retirement costs arising from closure and post-closure obligations, which will be capitalized as part of the landfill asset, will be amortized using the Company’s existing landfill accounting practices. Landfill retirement costs arising from final capping obligations, which will also be capitalized as part of the landfill asset, will be amortized on a units-of-consumption basis over the number of tons of waste that each final capping event covers.

The tables below set forth certain definitions related to the Company’s landfill accounting practices (prior to and upon the Company’s adoption of SFAS No. 143) and the significant changes between the Company’s current landfill accounting practices and the requirements of SFAS No. 143:

Term	Historical Definition	Current Definition (Effective January 1, 2003)
Final Capping	Includes installation of flexible membrane and geosynthethic clay liners, drainage, compacted soil layers and topsoil over areas of a landfill where total airspace capacity has been consumed.	No change.

Closure

Includes last final capping event, construction of final portion of methane gas collection system, demobilization, and the routine maintenance costs incurred after site ceases to accept waste, but prior to being certified closed.

No change.

Post-closure	Includes routine monitoring and maintenance of a landfill after it has closed, ceased to accept waste and been certified as closed by the applicable state regulatory agency.	No change.

Description	Historical Practice	Current Practice (Effective January 1, 2003)
Discount Rate:	None.	Credit-adjusted, risk-free rate (7.0% at January 1, 2003).

Cost Estimates:	Cost was estimated based on performance, principally by third parties, with a small portion performed by us.	No change, except that the cost of any activities performed internally must be increased to represent an estimate of what a third party would charge to perform such activity.

Inflation:	Not applicable.	2.5% annually, effective January 1, 2003, based on the prior 10-year average.

Description	Historical Practice	Current Practice (Effective January 1, 2003)

Recognition of Assets and Liability:
Final Capping	Costs were capitalized as spent, except for the last final capping event that occurs after the landfill closes, which is accounted for as part of closure.

All final capping will be recorded as a liability and asset when incurred; the discounted cash flow associated with each final capping event is recorded to the accrued liability with a corresponding increase to landfill assets as airspace is consumed related to the specific final capping event. Spending is reflected as a change in liabilities within operating activities in the statement of cash flows.

Closure and post-closure

Accrued over the life of the landfill, the undiscounted cash flow associated with such liabilities is recorded to accrued liabilities, with a corresponding charge to cost of operations as airspace is consumed.

Accrued over the life of the landfill; the discounted cash flow associated with such liabilities is recorded to accrued liabilities, with a corresponding increase in landfill assets as airspace is consumed.

Statement of Operations Expense:

Liability accrual	Expense charged to cost of operations at same amount accrued to liability.	Not applicable.

Landfill asset amortization	Not applicable.	The landfill asset is amortized to depreciation and depletion expense as airspace is consumed over life of specific final capping event or life of landfill for closure and post-closure.

Accretion	Not applicable.	Expense, charged to cost of operations, is accreted at credit-adjusted, risk-free rate (initially 7.0%) under the effective interest method.

The Company has adopted SFAS No. 143 as of January 1, 2003 and, based on current estimates, expects to record a benefit ranging from $8,500,000 to $9,500,000 as a cumulative effect of a change in accounting principle.

The Company expects that the impact of adopting SFAS No. 143 in 2003 will decrease earnings from the previous method by an amount ranging from $600,000 to $800,000. The adoption of SFAS No. 143 will have no impact on the Company’s cash flow.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities, such as restructurings, involuntarily terminating employees and consolidating facilities. SFAS No. 146 excludes from its scope exit and disposal activities conducted in connection with a business combination and those activities to which SFAS Nos. 143 and 144 are applicable. SFAS No. 146 is effective for exit and disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of this statement to have a material effect on its financial position or results of operations.

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). FIN 45 elaborates on the disclosures that a guarantor should make in its financial statements regarding its obligations relating to the issuance of certain guarantees. It also requires a guarantor to recognize, at the time it issues a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 provides specific guidance identifying the characteristics of contracts that are subject to its guidance and it also provides for scope exceptions from the guidance in its entirety and from only the initial recognition and measurement provisions. The recognition and measurement provisions of FIN 45 apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor’s fiscal year end. The disclosure requirements of FIN 45 are effective for interim and annual period financial statements ending after December 15, 2002. The Company’s adoption of FIN 45 did not have a material impact on its financial position, results of operations or disclosure requirements as of December 31, 2002.

Cash and Cash Equivalents

Cash and cash equivalents include cash on deposit and highly liquid investments with original maturities of three months or less.

Property and Equipment

Property and equipment are stated at cost. Improvements or betterments, which significantly extend the life, or add to the utility, of an asset, are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred.

The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal and any resulting gain or loss is reflected in the Statements of Operations.

Depreciation is calculated on the straight-line method over the estimated useful lives of the related assets as follows:

Years
Vehicles	5
Machinery and equipment	5-7
Furniture and office equipment	5-7
Buildings and improvements	19-39

The Company assumes no salvage value for its depreciable property and equipment. Depreciation expense on property and equipment was approximately $2,193,000, $1,716,000 and $1,998,000 during 2002, 2001 and 2000, respectively.

Landfill and landfill improvements are stated at cost and are depleted based on consumed airspace. Landfill improvements include direct costs incurred to obtain landfill permits and direct costs incurred to construct and develop the site. All indirect landfill development costs are expensed as incurred. Depletion expense was approximately $5,010,000, $3,972,000 and $4,028,000 during 2002, 2001 and 2000, respectively.

Property and equipment consisted of the following at December 31:

	2002	2001

Land and landfill	$31,060,542	$22,696,308
Vehicles	804,970	674,035
Machinery and equipment	12,084,520	10,101,026
Furniture and office equipment	584,435	578,240
Buildings and improvements	1,873,245	1,873,245

	46,407,712	35,922,854
Less accumulated depreciation and depletion	(39,350,230)	(33,090,495)
	$7,057,482	$2,832,359

Investments

The Company’s available-for-sale securities are as follows:

	Cost	Gross Unrealized Losses	Gross Unrealized Gains	Estimated Fair Value

December 31, 2002:
Restricted trust assets:
Money market funds	$341,099	$—	$—	$341,099
Municipal debt securities	22,008,776	281,630	2,070,264	23,797,410
	$22,349,875	$281,630	$2,070,264	$24,138,509

December 31, 2001:
Restricted trust assets:
Money market funds	$1,781,635	$—	$—	$1,781,635
Municipal debt securities	22,269,550	561,768	1,491,184	23,198,966
	$24,051,185	$561,768	$1,491,184	$24,980,601

Gross realized gains and losses from the sale of securities, and the cost of securities sold, have been determined based on the specific identification method. The proceeds from the sale of available-for-sale securities, gross realized gains and gross realized loss for the years ended December 31, 2002, 2001 and 2000 are as follows:

	2002	2001	2000

Proceeds from the sale of available-for-sale securities	$4,351,123	$2,690,640	$2,866,363
Gross realized gains	$168,258	$6,000	$6,340
Gross realized losses	$4,750	$71	$12,484

The cost and estimated fair value of municipal debt securities, at December 31, 2002, by contractual maturity, are as follows:

	Cost	Estimated Fair Value

Due in one year or less	$929,548	$941,723
Due in one to three years	5,364,491	5,686,560
Due after three years	15,714,737	17,169,127
	$22,008,776	$23,797,410

Accrued Expenses and Other Current Liabilities

The following is a summary of accrued expenses and other current liabilities at December 31:

	2002	2001

Accrued payroll and other employee related liabilities	$312,980	$286,605
Accrued franchise taxes	48,435	—
Other	138,531	—
	$499,946	$286,605

Revenue Recognition

Revenue is recognized upon receipt of waste disposal to the landfill site.

Income Taxes

The Company, with the consent of its stockholder, has elected to be taxed under provisions of federal and state income tax law, which provide that, in lieu of corporate income taxes, the stockholder separately accounts for his pro rata share of the Company’s items of income, deductions, losses and credits.

Risks and Uncertainties

The Company’s business could be impacted by federal and state legislative changes in the area of environmental policy. As of December 31, 2002, management believed that the Company has no significant risk of a near-term severe impact resulting from such changes.

Fair Values of Financial Instruments

The Company’s financial instruments consist primarily of cash, trade receivables, marketable securities, trade payables and debt instruments. The carrying values of cash, trade receivables, marketable securities and trade payables are considered to be representative of their respective fair values. The carrying values of the Company’s revolving credit loan and other debt instruments approximate their fair values as of December 31, 2002 and 2001, based on current incremental borrowing rates for similar types of borrowing arrangements.

Concentrations of Credit Risk

The Company provides disposal services to commercial, industrial, municipal, and residential customers. Financial instruments that potentially subject the Company to concentrations of credit risks consist primarily of accounts receivable from these customers. The Company’s accounts receivable are recorded when billed or accrued and represent claims against third parties that will be settled in cash. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Company’s customer base. The Company performs ongoing credit evaluations of its customers, but does not require collateral to support customer receivables. The carrying value of the Company’s receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value.

The Company estimates, and adjusts as necessary, its allowance for doubtful accounts based on various factors including the credit risk of specific customers, type of customer such as municipal or non-municipal, age of outstanding receivables, historical collection trends, existing economic conditions and other information. Past-due receivable balances are written-off when the Company’s internal collection efforts have been successful in collecting the amount due. Credit losses have been within management’s expectations.

3. Landfill and Accrued Environmental Remediation Costs

The following is a roll-forward of amounts accrued for final closure and post-closure costs and environmental remediation costs:

	Final Closure/ Post-Closure Costs	Environmental Remediation Costs	Total

Balance at December 31, 1999	$18,615,734	$16,783,482	$35,399,216
Additions charged to income	1,260,684	441,669	1,702,353
Final closure/post-closure costs incurred	—	—	—
Environmental Redemption costs incurred	—	(120,708)	(120,708)
Balance at December 31, 2000	19,876,418	17,104,443	36,980,861

Additions charged to income	1,313,831	5,043,454	6,357,285
Final closure/post-closure costs incurred	—	—	—
Environmental remediation costs incurred	—	(204,693)	(204,693)
Balance at December 31, 2001	21,190,249	21,943,204	43,133,453

Additions charged to income	1,652,842	3,660,778	5,313,620
Final closure/post-closure costs incurred	—	—	—
Environmental remediation costs incurred	—	(146,239)	(146,239)
Balance at December 31, 2002	$22,843,091	$25,457,743	$48,300,834

Life Cycle Accounting

The Company uses life cycle accounting and the units-of-consumption method to recognize certain landfill costs. In life cycle accounting, all costs to acquire, construct, close and maintain a site during the post-closure period are capitalized or accrued and charged to expense based upon the consumption of cubic yards or tons of available airspace.

Costs and airspace estimates are developed annually by independent engineers together with the Company’s engineers. These estimates are used by the Company’s operating and accounting personnel to annually adjust the Company’s rates used to expense capitalized costs and accrue closure and post-closure costs. Changes in these estimates primarily relate to changes in available airspace, inflation rates and applicable regulations. Changes in available airspace primarily include changes due to the addition of airspace lying in expansion areas deemed probable to be permitted.

Total Available Disposal Capacity

Based on engineering estimates as of December 31, 2002, the total available disposal capacity of the Seneca Meadows Landfill is approximately 15,171,000 in-place cubic yards, all of which is currently permitted airspace.

Probable To Be Permitted Expansion Airspace

Before airspace included in an expansion area is determined as probable to be permitted and, therefore, included in the Company’s calculation of total available disposal capacity, generally the following criteria must be met:

1.               The land associated with the expansion airspace is either owned by the Company or controlled by the Company pursuant to an option agreement;

2.               The Company is committed to supporting the expansion project financially and with appropriate resources;

3.               There are no identified fatal flaws or impediments associated with the project, including political impediments;

4.               The expansion is attainable within a three-to five-year time frame;

5.               Progress is being made on the project.

Upon meeting the Company’s expansion criteria, the rates used to expense costs to acquire, construct, close and maintain the landfill during the post-closure period are adjusted to include probable to be permitted airspace and all additional costs to be capitalized or accrued associated with the expansion airspace. Once the landfill meets the Company’s expansion criteria, management continuously monitors each site’s progress in obtaining the expansion permit.

If at any point it is determined that an expansion area no longer meets the required criteria, the probable to be permitted airspace is removed from the landfill’s total available capacity and the rates used at the landfill to expense costs to acquire, construct, close and maintain a site during the post-closure period are adjusted accordingly. Additionally, the landfill’s future operations will typically reflect lower profitability due to higher amortization rates, final closure and post-closure rates, and expenses related to the removal of previously included expansion airspace. The landfill may also become subject to impairment, which could be material to the results of operations of any individual reporting period.

Capitalized Landfill Costs

Capitalized landfill costs include expenditures for land, operating agreements, permitting costs, cell construction costs and environmental structures. Capitalized permitting and cell construction costs are limited to direct costs relating to these activities, including legal, engineering and construction associated with excavation, liners and site berms. Interest is capitalized on landfill construction projects while the assets are undergoing activities to ready them for their intended use. Capitalized landfill costs, excluding the estimated residual value of unpermitted land, are depleted as airspace is consumed using the units-of-consumption method. As of December 31, 2002, the Company expected to spend an estimated additional $30,359,000 on the existing landfill, primarily related to cell construction and environmental structures, over its expected remaining life.

Closure and Post-Closure Costs

Landfill site closure and post-closure costs include estimated costs to be incurred for final closure of the landfill and estimated costs for providing required post-closure monitoring and maintenance of the landfill. These costs are accrued and charged to operations based upon consumed airspace in relation to total available disposal capacity using the units-of-consumption method of amortization. The Company estimates future cost requirements for final closure and post-closure monitoring and maintenance for its solid waste facility based on the technical standards of the Environmental Protection Agency’s Subtitle D regulations and applicable state and local regulations. Reviews of the future requirements for closure and post-closure monitoring and maintenance costs for the Company’s operating landfills are performed by the Company’s engineers and independent engineers at least annually.

These estimates do not take into account discounts for the present value of total estimated costs. The total estimated future payments related to final closure and post-closure monitoring and maintenance was estimated to be approximately $32,796,000 as of December 31, 2002 of which $22,843,091 has been accrued as of December 31, 2002.

4. Long-Term Debt

Long-term debt consisted of the following at December 31:

	2002	2001

Installment loans	$1,588,622	$529,887
Less current portion	1,113,608	291,853

Total long-term debt	$475,014	$238,034

The Company’s installment loans have maturities ranging from 2003 through 2005 and generally require monthly principal and interest payments with interest rates ranging from approximately 2% to 7%. The installment loans are secured by equipment with an aggregate carrying value of $1,914,000 and $295,000 at December 31, 2002 and 2001, respectively. Interest expense was $36,000, $22,000 and $45,000 during 2002, 2001 and 2000, respectively.

Scheduled maturities of long-term debt are as follows:

2003	$1,113,608
2004	331,660
2005	143,354
2006	—
2007	—
Thereafter	—
$1,588,622

In September 2002, the Company obtained a $1,000,000 revolving loan agreement (the Revolver) for general corporate purposes with The National Bank of Geneva. The Revolver permits borrowings at floating interest rates based on the highest prime rate as published from time to time in the Wall Street Journal, which was 4.75% as of December 31, 2002. The Revolver had no balance outstanding as of December 31, 2002 and expired on October 1, 2003.

On December 31, 2002, the amount outstanding under the Company’s equipment line of credit (the Fleet Line) with Fleet National Bank of $350,000 converted, under the terms of the agreement, to a thirty-six month installment loan secured by equipment. The installment loan requires monthly principal and interest payments at the prime rate effective on the date of conversion, which was 4.75%. Prior to conversion, the Fleet Line permitted borrowings of up to $2,000,000. At December 31, 2001, the Fleet Line had no balance outstanding. Under the terms of the Fleet Line, including subsequent to conversion, the Company must satisfy customary conditions including maintaining certain financial statement ratios. As of December 31, 2002, the Company was not in compliance with certain of its debt covenants related to the Fleet Line, however the Company has obtained a written waiver of the debt covenant violations from Fleet National Bank.

5. Commitments and Contingencies

The Company rents construction equipment from time to time for use in the construction, development and operation of the landfill. The rental agreements are short-term in nature and are typically month-to-month. Rental expense was $94,000, $143,000 and $132,000 during 2002, 2001 and 2000, respectively.

The Company’s business activities are conducted in the context of a developing and changing statutory and regulatory framework. Governmental regulation of the waste management industry requires the Company to obtain and retain numerous governmental permits to conduct various aspects of its operations. These permits are subject to revocation, modification or denial. The costs and other capital expenditures, which may be required to obtain or retain the applicable permits or comply with applicable regulations, could be significant. Any revocation, modification or denial of permits could have a material adverse effect on the Company.

The Company is subject to liability for any environmental damage that its solid waste facility may cause to neighboring landowners or residents, particularly as a result of the contamination of soil, groundwater or surface water, and especially drinking water, including damage resulting from conditions existing prior to the acquisition of such facility by the Company. The Company may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Company or its predecessors.

Any substantial liability for environmental damage incurred by the Company could have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

In the normal course of its business and as a result of the extensive governmental regulation of the solid waste industry, the Company is subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke or deny renewal of an operating permit held by the Company. From time to time the Company may also be subject to actions brought by citizens’ groups or adjacent landowners or residents in connection with the permitting and licensing of the landfill, or alleging environmental damage or violations of the permits and licenses pursuant to which the Company operates.

As part of a Host Community Agreement (HCA) between the Company and the Town of Seneca Falls, in which the landfill is located, the Company has agreed to guarantee the market value of certain homeowners’ properties within a certain distance of the landfill based on a Property Value Protection Program (PVPP) incorporated into the HCA. Under the PVPP, the Company is responsible for the difference between the sale value and the hypothetical market value of the homeowners’ properties, assuming a previously approved expansion of the landfill had not been approved, if any. The Company does not believe it is possible to determine the contingent obligation associated with the PVPP guarantees, but does not believe it would have a material effect on the Company’s financial position or results of operations. As of December 31, 2002, the Company has not been required to compensate any homeowner under the PVPP.

In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal operation of the landfill. However, as of December 31, 2002, there were no proceedings or litigation involving the Company that the Company believed would have a material adverse impact on its business, financial condition, results of operations or cash flows.

6. Environmental Remediation Liabilities

The Company is the owner of an inactive landfill (hereinafter referred to as Tantalo) that has been identified by the State of New York as an Inactive Hazardous Waste Disposal Site (IHWDS). Tantalo is a 26-acre IHWDS that stopped accepting waste in 1976.

As part of the Company’s acquisition of the landfill, ownership of Tantalo was transferred to the Company in 1983. During its period of operation, the landfill received both municipal and industrial waste, some of which has been found to exhibit “hazardous” characteristics as defined by the US Resource Conservation and Recovery Act (RCRA). Past activities at Tantalo have resulted in the release of hazardous wastes into the groundwater. The Company has developed a remediation program for Tantalo in conjunction with the New York State Department of Environmental Conservation. The remediation program includes: installation of groundwater barriers, protective liner caps, leachate and gas collection systems and storm-water drainage controls, as well as methods to accelerate the decontamination process. As of December 31, 2002, the Company estimates it will incur approximately an additional $25,458,000 to complete the remediation project. The additional costs, which are not discounted, are included in the Company’s liabilities at December 31, 2002 in “Accrued environmental and landfill costs”.

Estimates of the method and ultimate cost of remediation require a number of assumptions and are inherently difficult, and the ultimate outcome may differ materially from current estimates. However, the Company believes that its extensive experience in the environmental services industry, together along with its use of third-party consulting engineers provides a reasonable basis for estimating its aggregate liability. As additional information becomes available, estimates are adjusted as necessary.  It is possible that technological, regulatory or enforcement developments, the results of environmental studies, or other factors could necessitate the recording of additional liabilities which could be material. The estimated environmental remediation liabilities have not been reduced for possible recoveries from other potentially responsible third parties.

7. Stockholder’s Equity (Deficit)

The Company’s Certificate of Incorporation authorizes 6,000,200 shares of common stock consisting of 200 shares of Class A voting common stock and 6,000,000 shares of Class B non-voting common stock. Holders of Class A common stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of stockholders. Except as required by law, holders of Class B common stock are not entitled to vote.

8. Employee Benefit Plans

The Company sponsors a profit sharing plan that covers substantially all of its employees. Contributions to the plan are discretionary and are determined annually by the Company’s Board of Directors. Contributions were $195,000, $175,000 and $143,000 in 2002, 2001 and 2000, respectively.

9. Related Parties

During 2002 and 2001, the Company advanced $123,000 and $103,000, respectively, to an affiliated company. Such amounts were repaid in 2002 and 2001. In 2000, the Company paid affiliated companies $214,000 for various consulting services.

During 2002, 2001 and 2000, the Company recognized revenue of $125,000, $87,000 and $66,000, respectively, for providing disposal services to an affiliated Company.

10. Subsequent Events

In May 2003, the Company signed a definitive agreement to sell the stock of the Company to IESI Corporation for approximately $185,000,000.  The transaction is scheduled to close on October 9, 2003.